Exhibit 10-8-5
FIFTH AMENDMENT AND WAIVER
TO GANNETT MARCH 2004 CREDIT AGREEMENT
This FIFTH AMENDMENT AND WAIVER, dated as of September 30, 2010 (this “Amendment and Waiver”), to the Competitive Advance and Revolving Credit Agreement, dated as of February 27, 2004 and effective as of March 15, 2004, as amended by the First Amendment thereto, dated as of February 28, 2007 and effective as of March 15, 2007, as further amended by the Second Amendment thereto, dated as of October 23, 2008 and effective as of October 31, 2008, as further amended by the Third Amendment thereto, dated as of September 28, 2009 and as further amended by the Fourth Amendment thereto, dated as of August 25, 2010 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gannett Co., Inc., a Delaware corporation (“Gannett”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Barclays Bank PLC and Suntrust Bank, as documentation agents, is made by and between Gannett, Bank of America, N.A., as administrative agent and as an Issuing Lender, J.P. Morgan Chase Bank, N.A., as successor administrative agent (in such capacity, the “Administrative Agent”) and as an Issuing Lender, and the Lenders party hereto.
W I T N E S S E T H:
WHEREAS, Gannett has requested certain amendments to the Credit Agreement;
WHEREAS, the parties are willing to consent to the requested amendments on the terms and conditions contained herein;
NOW THEREFORE, the parties hereto hereby agree as follows:
1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
2. Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:
(i) by adding the following new definitions, to appear in proper alphabetical order:
“Consolidated Tangible Assets”: for any period, with respect to Gannett and its Domestic Subsidiaries, all property, plant and equipment, inventories and trade receivables of Gannett and its Domestic Subsidiaries on a consolidated basis in accordance with GAAP.

“Designated Pari Passu Indebtedness”: New Pari Passu Indebtedness if (a) (i) such New Pari Passu Indebtedness is incurred before the repayment of other Pari Passu Indebtedness, (ii) the Net Cash Proceeds of such New Pari Passu Indebtedness are subsequently used to effect a repayment of the 2011 Notes, 2011 Term Loan Agreement or 2012 Notes (and the principal amount of such New Pari Passu Indebtedness may not exceed the outstanding principal amount of the 2011 Notes, 2011 Term Loan Agreement or 2012 Notes, as applicable, together with estimated accrued interest, fees and expenses payable in connection therewith) and (iii) such Net Cash Proceeds of New Pari Passu Indebtedness incurred before the repayment of the applicable Pari Passu Indebtedness shall be segregated in a separate account and applied to repay the applicable Pari Passu Indebtedness on the day which is no later than 90 days (or such later date as the Administrative Agent may reasonably agree to; provided that in the event such Net Cash Proceeds are not so applied on or prior to such day, the Administrative Agent may apply such Net Cash Proceeds to the repayment of other Pari Passu Indebtedness on such day in such order as it may determine) after the issuance of such New Pari Passu Indebtedness or (b) (i) such New Pari Passu Indebtedness is incurred no later than 120 days after the repayment of Pari Passu Indebtedness, (ii) such repayment is not made with the proceeds of other indebtedness or is initially made with the proceeds of borrowings under the Existing Credit Agreements and (iii) Gannett delivers to the Administrative Agent on or prior to the date of receipt of such Net Cash Proceeds a certificate of a financial officer of Gannett certifying (x) as to the earlier repayment of Pari Passu Indebtedness, (y) that such repayment was not made with the proceeds of other indebtedness or was initially made with the proceeds of borrowings under the Existing Credit Agreements and (z) that the Net Cash Proceeds of such New Pari Passu Indebtedness will be used to repay such borrowings within 10 Business Days after receipt of such Net Cash Proceeds.
“Existing Agreements”: the Existing Credit Agreements and the 2011 Term Loan Agreement.
“Existing Credit Agreements”: this Agreement, the 2002 Credit Agreement, and the 2005 Credit Agreement.
“Extended Termination Date”: September 30, 2014 (or such earlier date on which the Five-Year Commitments terminate in accordance with the provisions hereof).
“Extending Lender”: as defined in Section 2.22.
“Extension Agreement”: an Extension Agreement, substantially in the form attached to the Fifth Amendment as Exhibit A.
“Extension Effective Date”: the date upon which the conditions precedent set forth in the Extension Agreement shall have been satisfied or waived.
“Extension Option”: as defined in Section 2.22.
“Fifth Amendment and Waiver”: the Fifth Amendment and Waiver to the Agreement, dated as September 30, 2010, among Gannett, the Lenders and the Administrative Agent.
“Fifth Amendment and Waiver Effective Date”: the date on which the conditions precedent set forth in Section 20 of the Fifth Amendment shall have been satisfied or waived.
“Joint Lead Arrangers”: J.P. Morgan Securities LLC and Citibank N.A.

“Loan Documents”: this Agreement, any Application, the Guarantee Agreement, any Extension Agreement, the Master Assignment Agreement and all other written agreements whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to either the Administrative Agent or any Lender in connection with this Agreement or the Facilities contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Party”: the Borrower and any of its Subsidiaries that are party to a Loan Document.
“Master Assignment Agreement”: a Master Assignment Agreement, substantially in the form attached to the Fifth Amendment and Waiver as Exhibit B.
“Net Cash Proceeds”: in connection with any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts (including original issue discount, if any) and commissions and other customary fees and expenses actually incurred in connection therewith.
“New Non-Guaranteed Indebtedness”: as defined in Section 6.5(b)(i)(E).
“New Pari Passu Indebtedness”: as defined in Section 6.5(b)(i)(D).
“Non-Extending Lender”: as defined in Section 2.22.
“Pari Passu Commitments”: any revolving credit commitments to advance Pari Passu Indebtedness.
“Pari Passu Debt Basket”: at the time of incurrence of any New Pari Passu Indebtedness, (a) if the Total Leverage Ratio at such time is less than 1.00 to 1.00, $1,500,000,000 (so long as the pro forma Total Leverage Ratio after giving effect to the incurrence thereof is less than 2.25 to 1.00), (b) if the Total Leverage Ratio at such time is less than 1.50 to 1.00 but greater than or equal to 1.00 to 1.00, $1,000,000,000 (so long as the pro forma Total Leverage Ratio after giving effect to the incurrence thereof is less than 2.25 to 1.00) and (c) $750,000,000 otherwise.
“Pari Passu Indebtedness”: any Indebtedness existing under (a) the 2011 Term Loan Agreement, (b) the Five-Year Commitments (including the extensions of credit made thereunder) under any Existing Credit Agreement or (c) 2011 Notes, 2012 Notes, 2014 Notes, 2015 Notes, 2016 Notes and 2017 Notes, and any refinancing, refunding, renewals or extensions of any of the foregoing.
“Permitted Commercial Paper”: any commercial paper issued by Gannett to refinance Indebtedness at any time when Gannett has Credit Status 1, Credit Status 2, Credit Status 3 or Credit Status 4.

“Permitted Short Term Debt”: any Indebtedness (a) which satisfies the requirements of Section 6.5(b)(i)(D) with respect to New Pari Passu Indebtedness (other than clause (1) of the proviso thereto) and the Net Cash Proceeds of which are to be applied as provided in Section 2.6A or (b) which satisfies the requirements of Section 6.5(c) with respect to New Non-Guaranteed Indebtedness (other than clause (i) of the proviso thereto), so long as (x) the aggregate principal amount of all Indebtedness under the foregoing clauses (a) and (b) incurred after the Extension Effective Date does not exceed $500,000,000 at any time outstanding under all of the Existing Credit Agreements. Permitted Short Term Debt shall be subject to the requirements of Section 6.5(d).
“Replacement Lender”: as defined in Section 2.22.
“2002 Credit Agreement”: the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of March 11, 2002 and effective as of March 18, 2002 (as further amended, supplemented or otherwise modified from time to time), among Gannett, the lenders thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Barclays Bank PLC, as documentation agent.
“2005 Credit Agreement”: the Competitive Advance and Revolving Credit Agreement, dated as of December 13, 2004 and effective as of January 5, 2005 (as further amended, supplemented or otherwise modified from time to time), among Gannett, the lenders thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Barclays Bank PLC, as documentation agent.
“2011 Notes”: Gannett’s 5.75% Notes due June 2011.
“2011 Term Loan Agreement”: the Term Loan Agreement dated as of June 27, 2008 and effective as of July 14, 2008 among Gannett, the several lenders from time to time parties thereto and BNP Paribas as administrative agent (as further amended, supplemented or otherwise modified from time to time).
“2012 Notes”: Gannett’s 6.375% Notes due April 2012.
“2014 Notes”: Gannett’s 8.75% Notes due November 2014.
“2015 Notes”: Gannett’s 10% Notes due June 2015.
“2016 Notes”: Gannett’s 10% Notes due April 2016.
“2017 Notes”: Gannett’s 9.375% Notes due November 2017.
(ii) by adding the following proviso at the end of the definition of “Applicable Margin”:
“provided, however, that on and after the earlier of (a) the date upon which there are no longer any Non-Extending Lenders under this Agreement or (b) the Five-Year Termination Date, “Applicable Margin” shall mean the appropriate rate per annum set forth in the table below opposite the applicable Total Leverage Ratio:

Applicable Margin for:
Total Leverage Ratio	ABR Loans	Eurodollar Loans
> 3.00 to 1.00	225.00 Basis Points	325.00 Basis Points
< 3.00 to 1.00 and > 2.50 to 1.00	200.00 Basis Points	300.00 Basis Points
< 2.50 to 1.00 and > 1.75 to 1.00	175.00 Basis Points	275.00 Basis Points
< 1.75 to 1.00 and > 1.00 to 1.00	125.00 Basis Points	225.00 Basis Points
< 1.00 to 1.00	100.00 Basis Points	200.00 Basis Points

(iii) by deleting the definition of “Commitment Utilization Percentage” in its entirety.
(iv) by deleting the definition of “Excess Utilization Day” in its entirety.
(v) by deleting clause (b) of the definition of “Fee Payment Date” in its entirety and inserting in lieu thereof the following:
(b) the Five-Year Termination Date and/or the Extended Termination Date, as applicable.
(vi) by deleting the definition of “Five-Year Commitment Period” in its entirety and inserting in lieu thereof the following:
“Five-Year Commitment Period”: the period from and including the First Amendment and Waiver Effective Date to the Five-Year Termination Date, as the same may be extended to the Extended Termination Date pursuant to Section 2.22.
(vii) by deleting the definition of “Incremental Facility Maturity Date” in its entirety and inserting in lieu thereof the following:
“Incremental Facility Maturity Date”: with respect to the Incremental Loans, the maturity date specified in the applicable Incremental Facility Activation Notice, which date shall be a date that is at least 91 days after the Extended Termination Date.
(vii) by deleting clause (y) of the definition of “Interest Payment Date” in its entirety and inserting in lieu thereof the following:
“the applicable Termination Date with respect to a Revolving Loan shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued hereunder.”
(viii) by deleting the definition of “Issuing Lender” in its entirety and inserting in lieu thereof the following:
“Issuing Lender”: Bank of America, N.A., JP Morgan Chase Bank, N.A. and any other Five-Year Lender selected by Gannett and approved by the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.

(ix) by deleting the definition of “L/C Commitment” in its entirety and inserting in lieu thereof the following:
“L/C Commitment”: $34,000,000.
(ix) by deleting the definition of “Termination Date” in its entirety and inserting in lieu thereof the following:
“Termination Date”: the Five-Year Termination Date, the 364-Day Termination Date and/or the Extended Termination Date, as applicable.
3. Amendment to Section 2.1.
(i) Section 2.1 of the Credit Agreement is hereby amended by deleting the phrase “Five-Year Termination Date” from paragraph (c) thereof and replacing that phrase with the phrase “applicable Termination Date”.
(iii) Section 2.1 of the Credit Agreement is hereby amended by deleting paragraph (d) thereof in its entirety and inserting in lieu thereof the following new paragraph (d):
“(d) Gannett (upon receipt of requisite authorization from its Board of Directors) and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall (x) make available to Gannett an additional credit facility (the “Incremental Facility” and any loans thereunder, the “Incremental Loans”), which credit facility shall take the form of a revolving credit facility which matures at least 91 days after the Extended Termination Date and/or (y) increase the amount of their Five-Year Commitment, or (in the case of a New Lender) make available a Five-Year Commitment which matures on the Extended Termination Date, in either such case by executing and delivering to the Administrative Agent an Incremental Facility Activation Notice specifying (i) the aggregate principal amount of such increase and the Facility or Facilities involved, (ii) the Incremental Facility Closing Date and (iii) in the case of an Incremental Facility, the applicable Incremental Facility Maturity Date. Notwithstanding the foregoing, (I) the sum of the aggregate principal amount of Incremental Facility Commitments under any Existing Credit Agreement and any increase in the Five-Year Commitments under any Existing Credit Agreement after the Fifth Amendment and Waiver Effective Date shall not exceed $250,000,000 in the aggregate under the Existing Credit Agreements, (II) no increase pursuant to this paragraph may be obtained after the occurrence and during the continuation of a Default or Event of Default or if a Default or Event of Default would result therefrom, (III) any increase effected pursuant to this paragraph shall be in a minimum amount of at least $10,000,000 and (IV) any Incremental Facility and/or increase in Five-Year Commitments shall be effected pursuant to documentation and procedures reasonably acceptable to the Administrative Agent (including, if applicable, procedures to ensure that outstandings are held ratably by the applicable Lenders). No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.”
4. Amendment to Section 2.4. Section 2.4 of the Credit Agreement is hereby amended by deleting the existing third sentence thereof in its entirety and inserting in lieu thereof the following new sentence:
“Any such reduction pursuant to this Section 2.4 shall be in an amount equal to $10,000,000 or a multiple of $1,000 in excess thereof (other than in connection with the Fifth Amendment and Waiver, in which case such incremental reductions may be in multiples of less than $1,000) and shall reduce permanently the Five-Year Commitments then in effect, and the fees payable pursuant to Section 2.10 shall then reflect the reduced Five-Year Commitments.”

5. Amendment to Section 2.6. (i) Section 2.6 of the Credit Agreement is hereby amended by deleting the phrase “Five-Year Termination Date” from clause (iii) of paragraph (a) thereof and replacing that phrase with the phrase “applicable Termination Date”.
(ii) Section 2.6 of the Credit Agreement is hereby amended by deleting the phrase “364-Day Termination Date or the Five-Year Termination Date, as applicable” from clause (ii) of paragraph (b) thereof and replacing that phrase with the phrase “applicable Termination Date”.
6. Amendment to Article II. Article II of the Credit Agreement is hereby amended by adding the following new Section 2.6A immediately before Section 2.6.
“2.6A Mandatory Prepayments and Commitment Reductions. (a) If any New Pari Passu Indebtedness shall be issued or incurred in accordance with Section 6.5(b)(i)(A) or 6.5(b)(i)(D), in each case issued or incurred after the Extension Effective Date and in an aggregate amount at any one time outstanding in excess of the Pari Passu Debt Basket, then Gannett shall, within 10 Business Days after the receipt of the Net Cash Proceeds of such New Pari Passu Indebtedness, permanently reduce Pari Passu Commitments (and make any related required prepayments of Pari Passu Indebtedness) and/or permanently repay, prepay or refinance any Pari Passu Indebtedness (other than Pari Passu Indebtedness covered by Pari Passu Commitments) in an aggregate amount equal to 100% of the Net Cash Proceeds of such New Pari Passu Indebtedness in excess of Pari Passu Debt Basket; provided that (i) the Net Cash Proceeds of Designated Pari Passu Indebtedness shall not be required to be so applied (except as otherwise provided in the definition of Designated Pari Passu Indebtedness) and (ii) in the case of any New Pari Passu Indebtedness covered by Pari Passu Commitments, (x) Gannett shall cause any such New Pari Passu Indebtedness to be fully drawn on the date first available for drawing (or shall otherwise make the prepayments and/or reductions required by this Section 2.6A on such date as if such New Pari Passu Indebtedness were fully drawn on such date) and (y) upon completion of the drawing, prepayment and/or reductions contemplated by Section 2.6A(ii)(x), Gannett shall have no further obligations under this Section 2.6A with respect to the Net Cash Proceeds of such New Pari Passu Indebtedness covered by Pari Passu Commitments.
(b) To the extent that Gannett elects to prepay Loans and/or reduce Five-Year Commitments (or Incremental Facility Commitments, if applicable) under this Agreement in order to comply with the requirements of Section 2.6(A)(a), such amounts will be applied first to reduce permanently the Five-Year Commitments; provided that so long as no Default or Event of Default shall have occurred and be continuing, such amounts will not be applied to reduce permanently the Five-Year Commitments below the amount of any outstanding Letters of Credit. Any such reduction of the Five-Year Commitments shall be accompanied by prepayment of the Five-Year Loans, to the extent, if any, that the Total Extensions of Credit exceed the amount of the Total Commitments as so reduced. The application of any prepayment pursuant to Section 2.6A shall be made, first, to ABR Loans and second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.6A (except in the case of Five-Year Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(c) If, on any Termination Date, the aggregate outstanding Five-Year Extensions of Credit exceed the Five-Year Commitments, then the Borrower shall prepay Loans (or, to the extent after giving effect to any such prepayment, any such excess remains, cash collateralize Letters of Credit in a manner consistent with the requirements in Section 7), to eliminate such excess and, in the event that the Borrower fails to comply with the preceding requirements, the Five-Year Commitments shall automatically terminate on such Termination Date.”
7. Amendment to Section 2.8. Section 2.8 of the Credit Agreement is hereby amended by deleting existing paragraph (a) in its entirety and inserting in lieu thereof the following new paragraph (a):
“(a) Gannett hereby unconditionally promises to pay (i) to each 364-Day Lender on the 364-Day Termination Date (or such earlier date as the 364-Day Loans become due and payable pursuant to Article 7 or Section 2.5), the unpaid principal amount of each 364-Day Loan made by such 364-Day Lender, (ii) to each Five-Year Lender or Extending Lender on the Five-Year Termination Date or Extended Termination Date, as applicable (or such earlier date as the Five-Year Loans become due and payable pursuant to Article 7 or Section 2.5), the unpaid principal amount of each Five-Year Loan made by such Five-Year Lender, and (iii) to each applicable Lender on the last day of the applicable Interest Period, the unpaid principal amount of each Competitive Loan made by any such Lender. Gannett hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of the Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.”
8. Amendment to Section 2.10. Section 2.10 of the Credit Agreement is hereby amended by inserting the following sentence at the end of paragraph (b) thereof:
“Notwithstanding the foregoing, on and after the earlier of (a) the date upon which there are no longer any Non-Extending Lenders under this Agreement or (b) the Five-Year Termination Date, Gannett shall no longer pay the Five-Year Facility Fee and shall only pay to the Administrative Agent, for the ratable account of the Extending Lenders, a fee at the rate per annum equal to 0.5000% of the aggregate undrawn Five-Year Commitments on such day.”
9. Amendment to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended by deleting the parenthetical “(other than the Utilization Fees, which shall be calculated as provided in Section 2.10(c))” in its entirety.
10. Amendment to Section 2.18.
(i) Section 2.18(a) of the Credit Agreement is hereby amended by deleting the word “or” before clause (c) and inserting a comma thereof and adding the following new clause (d) at the end of clause (c) immediately before the proviso:
“or (d) after the Extension Effective Date and on or before the Extended Termination Date, with the consent of the Administrative Agent (such consent, in each case, shall not be unreasonably withheld, conditioned or delayed), is a Non-Extending Lender, in whole or in part (but if in part, in an aggregate principal amount of not less than $5,000,000 (other than in the case of the replacement of all of a Non-Extending Lender’s interest under this Agreement)), provided that the Five-Year Commitment of such Non-Extending Lender is replaced by increases in the outstanding Five-Year Commitments of one or more Extending Lenders or Five-Year Commitments of one or more other lenders or financial institutions or other entities that will become “Lenders” under this Agreement (each, a “Replacement Lender”) so long as (i) the maturity of any such replacement commitments shall not be earlier than the Extended Termination Date, (ii) the terms applicable to any such commitments are identical to those applicable to the Five-Year Commitments and (iii) the interest, fees or other compensation payable in respect of such commitments (in addition to additional interest and fees payable under this Agreement) shall not exceed the Extension Fees (as defined in the Extension Agreement).”

(ii) Section 2.18(a) of the Credit Agreement is hereby amended by inserting the word “further” immediately after the second instance of the word “provided” and adding the following new sentence at the end thereof:
“In addition, each Replacement Lender shall have entered into an Assignment and Assumption or other documentation reasonably satisfactory to Gannett and the Administrative Agent pursuant to which such Replacement Lender shall assume all or part of the outstanding Five-Year Commitment of such Non-Extending Lender. For the avoidance of doubt, after the Extension Effective Date and on or before the Extended Termination Date, any Non-Extending Lender that has not been replaced may, with the consent of Gannett, extend all, or a portion of, its Five-Year Commitment (but if electing to extend only a portion of its Five-Year Commitment, in an aggregate amount not less than $5,000,000), converting such Lender (as to the portion so extended) through the Extended Termination Date by executing and delivering to Gannett and the Administrative Agent an Extension Agreement and the Master Assignment Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the extended Five-Year Commitments of such Lender, as applicable.”
11. Amendment to Section 2.20. (a) Section 2.20 of the Credit Agreement is hereby amended by inserting the new clause (iii) at the end of clause (a) as follows:
(iii) Subject to the provisions of Section 2.6A(c), on the Five-Year Termination Date (and without any further action), and to the extent that the Five-Year Commitments shall not have terminated at or prior to such time, the interests in the Issuing Lender’s obligations and rights under and in respect of each outstanding Letter of Credit shall be reallocated so that each Extending Lender shall be an L/C Participant with respect to an undivided interest equal to such Extending Lender’s Five-Year Commitment Percentage as of such date in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder, and the Non-Extending Lenders shall be released as L/C Participants in respect of such outstanding Letters of Credit.
12. Amendment to Article II. Article II of the Credit Agreement is hereby amended by adding the following new Section 2.22 at the end thereof as follows:
“Section 2.22 Extending Lenders. (a) On the Extension Effective Date, at the request of Gannett, individual Lenders may, pursuant to the Extension Agreement extend the maturity date of such Lender’s Five-Year Commitments (including any L/C Commitments) from the Five-Year Termination Date to the Extended Termination Date (each, an “Extending Lender”, and each such Lender that does not elect to so extend, a “Non-Extending Lender”), on the same terms and conditions as the existing Five-Year Facility (the “Extension Option”), except as set forth in the Extension Agreement. Each such Extending Lender shall execute and deliver to Gannett and the Administrative Agent an Extension Agreement and the Master Assignment Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the extended Five-Year Commitments of such Extending Lender. Each such Extending Lender shall be subject to the conditions set forth in paragraph (b) below.

(b) Notwithstanding anything to the contrary in the Extension Agreement, the Extension Option is subject to the following conditions in addition to any conditions set forth in the Extension Agreement: (a) Extension Agreements shall have been fully executed and delivered by all applicable parties, pursuant to which the maturity of Five-Year Commitments in an aggregate amount of at least $1,000,000,000 (or such lesser or greater amount as is approved by Gannett and the Joint Lead Arrangers prior to the Extension Effective Date) under this Agreement shall be extended to the Extended Termination Date; (b) the Extending Lenders shall have executed and delivered a Master Assignment Agreement pursuant to which Extending Lenders shall be assigned Commitments such that each Extending Lender shall hold its allocated Commitments after giving effect thereto; (c) Gannett shall have delivered notice of the reduction of Five-Year Commitments pursuant to Section 2.4 such that the aggregate commitments of the Lenders under this Agreement after such reductions is approximately $624,006,875.28; (d)(i) the representations and warranties contained in the this Agreement shall be true and correct in all material respects on and as of such date, (ii) since December 27, 2009, there has been no Material change in the business or financial condition of Gannett and its Subsidiaries taken as a whole that has not been publicly disclosed, and (iii) no Default or Event of Default shall have occurred and be continuing; (e) the Administrative Agent shall have received closing documents, including legal opinions, documents, certificates and other instruments, as are customary for the transactions described in this Section 2.22 and the Extension Agreement, or as such Administrative Agent may reasonably request; (f) the representations and warranties, covenants and events of default applicable to such Extension Option shall be the same as those set forth in this Agreement and (g) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, including the reasonable fees and disbursements of counsel, shall have been paid or reimbursed.”
13.  Amendments to Article V. Article V of the Credit Agreement is hereby amended by adding the following new Section 5.10 after Section 5.9 as follows:
“Section 5.10 Restrictive Agreements. Gannett shall provide to the Administrative Agent, no later than 5 Business Days after the execution thereof, any agreements with respect to New Pari Passu Indebtedness, New Non-Guaranteed Indebtedness or Permitted Short Term Debt executed on or after the Extension Effective Date that contain (i) any financial covenants which are more restrictive than the financial covenants contained in this Agreement, (ii) in the case of senior credit facilities, any representations and warranties more restrictive than those set forth in this Agreement, (iii) in the case of senior credit facilities, any other covenants (except pricing and redemption premiums) or events of default which are more restrictive than the covenants and events of default set forth in this Agreement or (iv) in the case of notes, debt securities or similar instruments, any other covenants (except pricing and redemption premiums) or events of default which are more restrictive than the covenants and events of default applicable to the 2017 Notes, whether or not the 2017 Notes are outstanding.”

14. Amendment to Section 6.1. Section 6.1 of the Credit Agreement is hereby amended by deleting existing paragraph (f) in its entirety and inserting in lieu thereof the following new paragraph (f) as follows:
“(f) cash collateralization established pursuant to Section 2.21 of any of the Existing Credit Agreements.”
15. Amendments to Section 6.5.
(i) Section 6.5(b)(i) of the Credit Agreement is hereby amended by deleting the word “and” and inserting a comma immediately before clause (C) thereof and adding the following new clauses (D) and (E) immediately before the word “or” at the end of paragraph (i) thereof:
“(D) after the Extension Effective Date, subject to Section 2.6A, unsecured Indebtedness of one or more Guarantors resulting from Guarantees of Indebtedness of Gannett incurred after the Fifth Amendment and Waiver Effective Date in accordance with this Section 6.5(b)(i)(D) (“New Pari Passu Indebtedness”); provided that no Default or Event of Default has occurred and is continuing or would result from the incurrence of such New Pari Passu Indebtedness and the following conditions are satisfied: (1) the maturity and weighted average life of any such New Pari Passu Indebtedness must be at least 91 days later than the Extended Termination Date at the time such New Pari Passu Indebtedness is incurred (other than Permitted Short Term Debt); (2) the mandatory prepayment provisions applicable to any senior credit facilities constituting New Pari Passu Indebtedness shall be no more restrictive than the mandatory prepayment provisions set forth in Section 2.6A, and the redemption and mandatory prepayment provisions applicable to any notes, debt securities or similar instruments constituting New Pari Passu Indebtedness shall be no more restrictive than the redemption and mandatory prepayment provisions applicable to the 2017 Notes whether or not the 2017 Notes are outstanding; and (3) such New Pari Passu Indebtedness shall not be secured by any Liens, except as permitted by Section 6.1 of this Agreement, or guaranteed by entities other than Guarantors, except as permitted by Section 6.5(b)(ii) of this Agreement, and (E) Indebtedness outstanding from time to time under the Existing Agreements as in effect on the Extension Effective Date;”
(ii) Section 6.5 of the Credit Agreement is hereby amended by deleting the word “and” at the end of Section 6.5(a), deleting the period at the end of 6.5(b)(ii), inserting “; and” at the end of Section 6.5(b)(ii) and adding new paragraphs (c) and (d) immediately before the last paragraph in Section 6.5 as follows:
“(c) After the Extension Effective Date, permit Gannett to incur unsecured, non-guaranteed indebtedness for borrowed money (other than Pari Passu Indebtedness and Permitted Commercial Paper) (“New Non-Guaranteed Indebtedness”) unless no Default or Event of Default has occurred and is continuing or would result from the incurrence of such New Non-Guaranteed Indebtedness and the following conditions are satisfied: (i) the maturity and weighted average life of any such New Non-Guaranteed Indebtedness must be at least 91 days later than the Extended Termination Date at the time such New Non-Guaranteed Indebtedness is incurred (other than Permitted Short Term Debt); (ii) the mandatory prepayment provisions applicable to any senior credit facilities constituting New Non-Guaranteed Indebtedness shall be no more restrictive than the mandatory prepayment provisions set forth in Section 2.6A (it being understood that no mandatory prepayment of Pari Passu Indebtedness or reduction of commitments hereunder shall be required with the proceeds of New Non-Guaranteed Indebtedness), and the redemption and mandatory prepayment provisions applicable to any notes, debt securities or similar instruments constituting New Non-Guaranteed Indebtedness shall be no more restrictive than the redemption and mandatory prepayment provisions applicable to the 2017 Notes whether or not the 2017 Notes are outstanding; and (iii) such New Non-Guaranteed Indebtedness shall only be permitted to be incurred by Gannett and shall not be secured by any Liens, except as permitted by Section 6.1 of this Agreement, or guaranteed by any other entity, except as permitted by Section 6.5(b)(ii) of this Agreement;

(d) To the extent that any New Pari Passu Indebtedness (including as a result of any amendment thereto), New Non-Guaranteed Indebtedness (including as a result of any amendment thereto) or Permitted Short Term Debt incurred after the Extension Effective Date (i) includes any financial covenants which are more restrictive than the financial covenants contained in this Agreement, (ii) in the case of any senior credit facilities constituting New Pari Passu Indebtedness, New Non-Guaranteed Indebtedness or Permitted Short Term Debt, includes any representations and warranties more restrictive than those set forth in this Agreement, (iii) includes any other covenants (except pricing and redemption premiums) or events of default applicable to any senior credit facilities which are more restrictive than the covenants and events of default set forth in this Agreement or (iv) includes any other covenants (except pricing and redemption premiums) or events of default applicable to any notes, debt securities or similar instruments which are more restrictive than the covenants and events of default applicable to the 2017 Notes, whether or not the 2017 Notes are outstanding, then, in any of the circumstances described in clauses (i) through (iv) above, Gannett agrees, at the request of the Administrative Agent or Required Lenders hereunder, to promptly amend this Agreement to incorporate such more restrictive provisions (in any event within 10 Business Days after receipt of such request).
16. Amendment to Article VI. Article VI of the Credit Agreement is hereby amended by adding the following new Section 6.6 at the end thereof as follows:
“Section 6.6. Transfer of Assets. (a) After the Extension Effective Date, no Guarantor shall be permitted to transfer any assets to Gannett, except for (i) such transfers as are necessary to accomplish reasonably substantial tax savings (provided that prior to or concurrently with the effectiveness of such transfers, Gannett shall have furnished to the Administrative Agent a certificate of an appropriate financial officer of Gannett certifying that such transfers are reasonably necessary to achieve reasonably substantial tax savings), (ii) transfers of assets made in the ordinary course of business, (iii) transfers by operation of law or that are reasonably necessary in order to comply with changes in any Requirement of Law, and (iv) transfers as a result of a corporate restructuring of Gannett and its consolidated subsidiaries, where no Default or Event of Default would result from such restructuring and Gannett remains in compliance with Section 6.6(b) after giving effect to such restructuring. For the avoidance of doubt, Gannett and the Lenders agree that aggregate annual tax savings in excess of $1,000,000 shall constitute “reasonably substantial tax savings” for the purposes of this Section 6.6.

(b) After the Extension Effective Date, Gannett shall not own greater than 30% (the “CTA Percentage”) of the Consolidated Tangible Assets of Gannett and its Domestic Subsidiaries; provided, however, that upon the occurrence of (i) any Material Disposition by Gannett or a Domestic Subsidiary, (ii) any unusual or extraordinary impairment charges or acceleration of depreciation by Gannett or any Domestic Subsidiaries in excess of $50,000,000 in the aggregate in any Test Period, or (iii) any asset transfers from Gannett or to Gannett (as permitted by Section 6.6(a)(i) or Section 6.6(a)(iii)) (each, a “CTA Adjustment Event”), in each case where no Default or Event of Default would otherwise result from such CTA Adjustment Event, the CTA Percentage shall increase or decrease, as applicable, by multiplying the then current CTA Percentage by a fraction, the numerator of which shall be the Consolidated Tangible Assets of Gannett and its Domestic Subsidiaries as of the end of the prior period, and the denominator of which shall be the Consolidated Tangible Assets of Gannett and its Domestic Subsidiaries on a pro forma basis, giving effect to such CTA Adjustment Event, as of the end of such prior period; provided further, that the CTA Percentage shall not be decreased to below 30% in accordance with this proviso.”
17. Amendment to Section 9.1. Section 9.1 of the Credit Agreement is hereby amended by adding a new paragraph at the end thereof as follows:
“Notwithstanding anything to the contrary contained in this Section 9.1, the defined term “Extended Termination Date” may be amended to a date beyond September 30, 2014 with the consent of (i) each Extending Lender willing to extend its Five-Year Commitments to such later date, (ii) the Administrative Agent and (iii) the Issuing Lender.
18. Amendment to Section 9.2. Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 9.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Gannett, the Administrative Agent or the Issuing Lender, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Gannett:	7950 Jones Branch Drive
McLean, VA 22107
Attention: Vice President & Treasurer
Telecopy: 703-854-2047
Telephone: 703-854-6248

The Administrative Agent:	JPMorgan Chase Bank, N.A.
Loan and Agency Services
1111 Fannin Street, Floor 10
Houston, TX 77002-6925
Attention: Sheila G. King
Telecopy: 713-750-2358
Telephone: 713-750-2242

The Issuing Lender:	Bank of America, N.A.
Bank of America Plaza
901 Main Street
Dallas, TX 75202-3714
Attention: Antonikia (Toni) L. Thomas
Telecopy: 877-206-8432
Telephone: 214-209-1569

With a copy to:

Bank of America, Media & Telecom Group
100 Federal Street
Boston, MA 02110
Attention: Peter van der Horst
Telecopy: 980-233-7788
Telephone: 617-434-0164

The Issuing Lender:	JPMorgan Chase Bank, N.A.
Global Trade Services — LC Department
10420 Highland Manor Drive, 4th Floor
Tampa, FL, 33610-9128
Attention: James Alonzo
Telecopy: 813-432-5161
Telephone: 813-432-6339
provided that any notice, request or demand to or upon the Administrative Agent, the Issuing Lender or the Lenders shall not be effective until received.“
19. Appointment of Successor Administrative Agent and Waiver of Notice. Effective as of the Fifth Amendment and Waiver Effective Date, Bank of America, N.A. hereby resigns as Administrative Agent under the Existing Credit Agreements and Gannett appoints JPMorgan Chase Bank. N.A. as successor administrative agent. In connection with the foregoing, the Required Lenders hereby (i) approve of the appointment, by Gannett, of JPMorgan Chase Bank, N.A., as successor to Bank of America, N.A., as Administrative Agent and (ii) waive, along with Gannett, any notice of such resignation as may be required pursuant to Section 8.9 of the Credit Agreement.
20. Effectiveness. This Amendment and Waiver shall become effective as of the date (the “Fifth Amendment and Waiver Effective Date”) on which the Administrative Agent shall have received (i) counterparts hereof duly executed by Gannett and the Administrative Agent and (ii) an executed consent letter from Lenders constituting Required Lenders authorizing the Administrative Agent to enter into this Amendment and Waiver.

21. Representations and Warranties. Gannett hereby represents and warrants that, on and as of the Fifth Amendment and Waiver Effective Date, after giving effect to this Amendment and Waiver:
(a) No Default or Event of Default has occurred and is continuing; and
(b) Each of the representations and warranties of Gannett in the Credit Agreement and this Amendment and Waiver is true and correct in all material respects, as if made on and as of the date hereof; and since December 27, 2009 there has been no Material change in the business or financial condition of Gannett and its Subsidiaries taken as a whole that has not been publicly disclosed.
22. Continuing Effect. Except as expressly amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. From and after the date hereof, all references in the Credit Agreement thereto shall be to the Credit Agreement as amended hereby.
23. Counterparts. This Amendment and Waiver may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment and Waiver by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
24. Headings. Section headings used in this Amendment and Waiver are for convenience of reference only, are not part of this Amendment and Waiver and are not to affect the constructions of, or to be taken into consideration in interpreting, this Amendment and Waiver.
25. GOVERNING LAW. THIS AMENDMENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
26. Expenses. Gannett agrees to pay or reimburse each of the Administrative Agent and J.P. Morgan Securities LLC as a Joint Lead Arranger for all of their respective reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment and Waiver, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and counsel to J.P. Morgan Securities LLC as a Joint Lead Arranger.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed and delivered by their duly authorized officers as of the date first written above.

GANNETT CO., INC.
By:	/s/ Michael A. Hart
	Name:	Michael A. Hart
	Title:	Vice President & Treasurer

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Antonikia (Toni) Thomas
	Name:	Antonikia (Toni) Thomas
	Title:	Assistant Vice President

BANK OF AMERICA, N.A., as Issuing Lender
By:	/s/ Peter van der Horst
	Name:	Peter van der Horst
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Issuing Lender
By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as successor Administrative Agent
By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

JPMORGAN CHASE BANK, N.A.., as Syndication Agent
By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director

CITIBANK, N.A.., as Syndication Agent
By:	/s/ Elizabeth Minnella Gonzalez
	Name:	Elizabeth Minnella Gonzalez
Title:

BARCLAYS BANK PLC., as Documentation Agent
By:	/s/ Noam Azachi
	Name:	Noam Azachi
	Title:	Assistant Vice President
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

BARCLAYS BANK PLC (Lender)
By:	/s/ Noam Azachi
	Name:	Noam Azachi
	Title:	Assistant Vice President
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

COMERICA BANK (Lender)
By:	/s/ Blake Arnett
	Name:	Blake Arnett
	Title:	Vice President
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

FIRST HAWAIIAN BANK (Lender)
By:	/s/ Dawn Hofmann
	Name:	Dawn Hofmann
	Title:	Vice President
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

JPMORGAN CHASE BANK (Lender)
By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

MIZUHO CORPORATE BANK, LTD. (Lender)
By:	/s/ Bertram Tang
	Name:	Bertram Tang
	Title:	Authorized Signatory
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION (Lender)
By:	/s/ Yoshibiro Hyakutome
	Name:	Yoshibiro Hyakutome
	Title:	General Manager
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

SUNTRUST BANK (Lender)
By:	/s/ Michael Vegh
	Name:	Michael Vegh
	Title:	Director
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (Lender)
By:	/s/ George Stoecklein
	Name:	George Stoecklein
	Title:	Authorized Signatory
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY (Lender)
By:	/s/ George Stoecklein
	Name:	George Stoecklein
	Title:	Vice President
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

CITIBANK, N.A. (Lender)
By:	/s/ Elizabeth Minnella Gonzalez
	Name:	Elizabeth Minnella Gonzalez
	Title:	Director and Vice President
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

FIFTH THIRD BANK (Lender)
By:	/s/ Randolph J. Stierer
	Name:	Randolph J. Stierer
	Title:	Vice President
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

THE NORTHERN TRUST (Lender)
By:	/s/ Michael Kingsley
	Name:	Michael Kingsley
	Title:	Senior Vice President
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

US BANK, NATIONAL ASSOCIATION (Lender)
By:	/s/ Steven L. Sawyer
	Name:	Steven L. Sawyer
	Title:	Vice President
[Signature Page to Fifth Amendment — Gannett March 2004 Credit Agreement]

Exhibit A
Form of Extension Agreement
[Attached.]

Exhibit B
Form of Master Assignment Agreement
[Attached.]